Exhibit 10.2

EXECUTION COPY

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”), is made and entered into as of October 31, 2019, by and among BRISTOW U.S. LLC, a Louisiana limited liability company (the “Borrower”), the Lenders (as defined below) party hereto and MACQUARIE BANK LIMITED, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and in its capacity as Security Agent for the Lenders (in such capacity, the “Security Agent”).

WITNESSETH

WHEREAS, reference is made to that certain Term Loan Credit Agreement dated as of February 1, 2017 by and among the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Security Agent, pursuant to which the Administrative Agent, the Security Agent and the Lenders agreed to extend a term loan credit facility to the Borrower (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, including by the First Amendment to Term Loan Credit Agreement dated as of March 7, 2017 and the Second Amendment to Term Loan Credit Agreement and Limited Waiver dated as of August 14, 2018, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended hereby, the “Amended Credit Agreement”);

WHEREAS, the Borrower, the Administrative Agent and the Security Agent are parties to that certain Maintenance, Operations and Assignment Supplemental Agreement dated as of February 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Maintenance, Operations and Assignment Supplemental Agreement”; the Existing Maintenance, Operations and Assignment Supplemental Agreement, as amended hereby, the “Amended Maintenance, Operations and Assignment Supplemental Agreement”);

WHEREAS, the Borrower, as mortgagor, and the Security Agent, as mortgagee, are parties to that certain Aircraft Mortgage dated as of March 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Mortgage”; the Existing Mortgage, as amended hereby, the “Amended Mortgage”);

WHEREAS, Bristow Group Inc. (the “Guarantor”), as guarantor, entered into that certain Guaranty dated as of March 7, 2017 in favor of the Lenders, the Security Agent and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Guaranty” and, together with the Existing Credit Agreement, the Existing Maintenance, Operations and Assignment Supplemental Agreement and the Existing Mortgage, the “Existing Loan Documents”; the Existing Guaranty, as amended hereby, the “Amended Guaranty” and, together with the Amended Credit Agreement, Amended Maintenance, Operations and Assignment Supplemental Agreement and Amended Mortgage, the “Amended Loan Documents”); and

WHEREAS, on and subject to the terms and conditions contained herein, the parties hereto desire to amend the Existing Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the parties hereto agree as follows:

1.	Defined Terms.

(a)	In this Amendment, the following capitalized words and expressions have the respective meanings set forth below:

“Bankruptcy Cases” has the meaning ascribed to “Chapter 11 Cases” in the Chapter 11 Plan.

“Bankruptcy Court” has the meaning ascribed to such term in the Chapter 11 Plan.

“Chapter 11 Plan” means that certain Amended Joint Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates as Further Modified, dated September 30, 2019, as annexed as Exhibit A to that certain Order (I) Approving the Disclosure Statement, (II) Confirming the Amended Join Chapter 11 Plan of Reorganization of Bristow Group Inc. and Its Debtor Affiliates as Further Modified and (III) Granting Related Relief, entered by the Bankruptcy Court on October 8, 2019 as Docket No. 825 in the Bankruptcy Cases.

“Lease Amendments” means the amendments of the Existing Leases for the aircraft as described in the Macquarie Settlement.

“Macquarie Settlement” has the meaning ascribed to such term in the Chapter 11 Plan.

“Plan Effective Date” has the meaning ascribed to “Effective Date” in the Chapter 11 Plan.

“Term Sheet” means the Term Sheet dated September 27, 2019 among Bristow Group Inc., as guarantor, the Borrower, as borrower and lessee, BriLog Leasing Ltd., as lessee, the Administrative Agent, the Security Agent, Macquarie Leasing LLC, as lender and owner participant, and Macquarie Rotorcraft Leasing Holdings Limited, as owner participant.

(b)	Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Existing Loan Documents, as applicable.

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2.	Amendments to the Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:

(a)	A new definition of “Existing Lease Aircraft” shall be added to Section 1.1 as follows:

““Existing Lease Aircraft” means any or all, as the context requires, of the following: (i) that certain AgustaWestland Philadelphia Corporation model AW139 aircraft with manufacturer’s serial number 41389, (ii) that certain Sikorsky model S-92A aircraft with manufacturer’s serial number 920056, (iii) that certain Sikorsky model S-92A aircraft with manufacturer’s serial number 920062, (iv) that certain Sikorsky model S-92A aircraft with manufacturer’s serial number 920063, (v) that certain Sikorsky model S-92A aircraft with manufacturer’s serial number 920287 and (vi) that certain Sikorsky model S-92A aircraft with manufacturer’s serial number 920288, each as more specifically described in its respective Existing Lease.”

(b)	A new definition of “Existing Leases” shall be added to Section 1.1 as follows:

““Existing Leases” means each aircraft lease agreement between either Wells Fargo Trust Company, National Association, as owner trustee, or TVPX Aircraft Solutions Inc., as owner trustee, in each case as lessor, and the Borrower or an affiliate of the Borrower, as lessee, with respect to the Existing Lease Aircraft, as the same may be amended, supplemented, assigned, novated or modified from time to time.”

(c)	The definition of “Permitted Jurisdiction” is amended and restated in its entirety to read as follows:

““Permitted Jurisdiction” shall mean, at any time, a jurisdiction permitted as the State of Registration or a Permitted Short Term Jurisdiction, in each case, in accordance with the following limitations on registrations or, if different, predominate use, operation and location, as applicable, of Aircraft within the pool of Aircraft financed under this Agreement, with reference to the table at the end of this definition:

(i) the aggregate Relevant Aircraft Amount of the Aircraft registered in Tier A Jurisdictions must not fall below 50% of the total principal amount of the Term Loan outstanding at such time;

(ii) the aggregate Relevant Aircraft Amount of the Aircraft registered in Tier B Jurisdictions must not exceed 45% of the total principal amount of the Term Loan outstanding at such time;

(iii) the aggregate Relevant Aircraft Amount of the Aircraft registered in Tier C Jurisdictions must not exceed 20% of the total principal amount of the Term Loan outstanding at such time;

(iv) the aggregate Relevant Aircraft Amount of the Aircraft registered in any single Tier A Jurisdiction (other than the United Kingdom or the United States) must not exceed 35% of the total principal amount of the Term Loan outstanding at such time;

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(v) other than with respect to Trinidad and Tobago, Nigeria and Guyana, the aggregate Relevant Aircraft Amount of the Aircraft registered in any single Tier B Jurisdiction must not exceed 25% of the total principal amount of the Term Loan outstanding at such time, and with respect to (A) Trinidad and Tobago, the aggregate Relevant Aircraft Amount of the Aircraft registered therein must not exceed 35% of the total principal amount of the Term Loan outstanding at such time and (B) Nigeria and Guyana (if Guyana is then a Tier B Jurisdiction), the aggregate Relevant Aircraft Amount of the Aircraft registered in Nigeria or Guyana must not exceed 20% of the total principal amount of the Term Loan outstanding at such time;

(vi) Guyana will be included as a Tier B Jurisdiction so long as each relevant Aircraft operated in Guyana is registered in the United States, otherwise Guyana will be included as a Tier C Jurisdiction; and

(vii) the aggregate Relevant Aircraft Amount of the Aircraft registered in any single Tier C Jurisdiction must not exceed 15% of the total principal amount of the Term Loan outstanding at such time.

Tier	Jurisdictions
A	United Kingdom, United States, Canada, Australia, New Zealand, Norway, Denmark, The Netherlands, Ireland

B	Brazil, South Africa, Mexico, Malaysia, Nigeria, Trinidad and Tobago and Guyana, provided that each relevant Aircraft operated in Guyana is registered in the United States

C	Jurisdictions other than those listed as Tier A or B, except in the case of Guyana, which will be included as a Tier C Jurisdiction if any relevant Aircraft operated in Guyana is not registered in the United States

(d)	A new definition of “Restructuring Date” shall be added to Section 1.1 as follows:

““Restructuring Date” means October 31, 2019.”

(e)	The definition of “Scheduled Maturity Date” is amended and restated in its entirety to read as follows:

““Scheduled Maturity Date” means March 6, 2023.”

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(f)	Section 2.5(a) shall be amended and restated in its entirety to read as follows:

“(a) The Borrower shall repay to the Lenders outstanding principal in respect of the Term Loan (together with accrued and unpaid interest thereon) on 31 March, 30 June, 30 September and 31 December (each a “Repayment Date”), such principal amount being:

(i)    commencing on the last Business Day of the first full calendar quarter ending after the calendar quarter during which Funding occurs through and including the last Repayment Date before the Restructuring Date, an amount equal to 1.75% of the amount advanced to the Borrower in accordance with Section 2.3(a), provided that the payment on the first Repayment Date shall include an additional amount equal to the prorated portion of the otherwise scheduled principal payments for the period from the Funding Date through and including March 31, 2017 (calculated assuming a 360-day year); and

(ii)    commencing on the first Repayment Date following the Restructuring Date and continuing to and including the last Repayment Date falling immediately prior to the Scheduled Maturity Date, an amount equal to US$2,400,000.”

(g)

Section 5.1(a) shall be amended by adding the text “(or, in the case of the Fiscal Year ending March 31, 2019, by October 31, 2019)” following the text “within 90 days after the end of the Fiscal Year of the Guarantor”.

(h)

Section 5.1(b) shall be amended by adding the text “(or, in the case of the Fiscal Quarters ending June 30, 2019 and September 30, 2019, by December 31, 2019)” following the text “within 45 days after the end of each Fiscal Quarter of the Guarantor”.

(i)	A new Section 5.1(g) shall be added following Section 5.1(f) as follows:

“(g) as soon as available and in any event within 10 days after the end of each month, a run sheet for each Aircraft for such calendar month, in a form agreed by the Administrative Agent and Borrower.”

(j)	Section 5.10(b) shall be amended by inserting after the reference to “after the Funding Date so long as” the following text “(i) no Event of Default has occurred and is continuing and (ii)”

(k)

Section 8.1(e) shall be amended by adding the following text after the last line thereof “; provided that any failure of the Borrower to provide the annual financial statements for the Fiscal Year ending March 31, 2019 by the date specified in Section 5.1(a) hereof or the quarterly financial statements for the Fiscal Quarters ending June 30,2019 and September 30, 2019 by the date specified in Section 5.1(b) hereof shall not be subject to the 30 day cure period contained herein”.

(l)	A new Section 8.1(p) shall be added following Section 8.1(o) as follows:

“(p) either an Event of Default (as therein defined) occurs under four or more Existing Leases; or”

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(m)	A new Section 8.1(q) shall be added following Section 8.1(p) as follows:

“(q) an Event of Default (as defined therein) as described in Section 14(a)(i) or 14(a)(iv) of an Existing Lease occurs and remains unremedied for a period of twenty-five (25) days after the expiry of the applicable grace periods permitted therein.”

(n)	The contact information for the Borrower found in Section 11.1 is hereby replaced with:

“To the Borrower:	c/o Bristow Group Inc.
3151 Briarpark Drive, Suite 700
Houston, Texas 77042
Attention: General Counsel
Email: notices@bristowgroup.com
Facsimile: (713) 267-7620”

3.    Amendments to the Existing Maintenance, Operations and Assignment Supplemental Agreement. The Existing Maintenance, Operations and Assignment Supplemental Agreement is hereby amended as follows:

(a)

Section 2(c)(A)(4) shall be amended by replacing the text “prior to one hundred eighty (180) days after removal” with the text “upon the earlier of (i) one hundred eighty (180) days after removal or, if the maintenance contract provider or other authorized repair facility is unable to complete the repairs in that time-frame, within ten (10) days after such later date as (y) the repairs on such Engine are completed and (z) such Engine is returned to Borrower at the correct location, provided that Borrower shall use commercially reasonable efforts to cause the maintenance contract provider to promptly return such Engine to Borrower at the correct location following its repair, and (ii) the Scheduled Maturity Date”.

(b)

Section 2(l) shall be amended by adding the following text after the last line thereof “Borrower shall use commercially reasonably efforts to negotiate with the Administrative Agent and each Maintenance Provider the forms of aircraft interest holder agreements with respect to the Maintenance Program Agreements for each of the Aircraft and to obtain each such Maintenance Provider’s signature on such agreed forms of aircraft interest holder agreements within two hundred ten (210) days after the Restructuring Date.”

4.    Amendments to the Existing Mortgage. The Existing Mortgage is hereby amended as follows:

(a)

The granting clause shall be amended by replacing the “and” ahead of clause (C) therein with a comma and adding the following clause (D) following the text “(C) all amounts owing by the Guarantor under the Parent Guaranty” therein:

“ and (D) all amounts owing by the Mortgagor under the Existing Leases (the “Existing Lease Obligations”); provided that the Existing Lease Obligations

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will cease to be Obligations (as defined herein) once both (i) all Obligations (as defined herein) exclusive of the Existing Lease Obligations have been indefeasibly and finally paid in full and (ii) none of the following have occurred: (x) the occurrence of a payment default under any Existing Lease, (y) voluntary insolvency proceeding with respect to the Mortgagor has been commenced and (z) involuntary insolvency proceeding with respect to the Mortgagor has been commenced which has not been dismissed within 60 days has occurred and is continuing; and provided further that securing the Existing Lease Obligations (1) is a “Permitted Lien” (as defined under the Post-Emergence Credit Facility) and (2) is not otherwise prohibited by, or causes a default under, the Post-Emergence Credit Facility”

(b)	The following paragraph shall be inserted following paragraph (6) of the granting clause:

“For purposes of this granting clause, “Post-Emergence Credit Facility” shall mean that certain Term Loan Credit Agreement dated as of May 10, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified on the date hereof), among Bristow Group Inc. and Bristow Holdings Company Ltd. III, the guarantors from time to time party thereto, each lender from time to time party thereto and Ankura Trust Company, LLC, as administrative agent and collateral agent for the lenders.”

5.    Amendment to the Existing Guaranty. The Existing Guaranty is hereby amended as follows:

(a)	The following text shall be inserted in Section 1 following the second sentence thereof:

“If an Event of Default has occurred and is continuing, the Guarantor shall not declare or pay any dividend to any shareholder or make any distribution or equivalent payment to any shareholder (other than (a) dividends and other distributions paid in capital stock and (b) cash paid in lieu of fractional shares in connection with the conversion or exchange of debt for capital stock and reverse stock splits).”

(b)	The contact information for the Guarantor in Section 9 shall be replaced in its entirety with the following:

Bristow Group Inc.

3151 Briarpark Drive, Suite 700

Houston, Texas 77042

Attention: General Counsel

Email: notices@bristowgroup.com

Facsimile: (713) 267-7620

6.    Conditions to Effectiveness. It is understood and agreed that this Amendment shall become effective on the date when the Administrative Agent shall have received

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executed counterparts to this Amendment from the Borrower and the Required Lenders and upon the following conditions having been satisfied:

(a)	the Plan Effective Date has occurred;

(b)	the Macquarie/Bristow Settlement Order has become a Final Order;

(c)	the Macquarie Settlement remains in full force and effect and each of the Guarantor and its Subsidiaries parties thereunder is in compliance with the terms thereof;

(d)	execution of every amendment, assignment or novation of the Existing Leases required by and to the reasonable satisfaction of the Administrative Agent in connection with the Chapter 11 Plan; and

(e)

each of the Existing Leases have been assumed (either on their current terms or as amended as provided under the Lease Amendments) by the Borrower under the terms of the Chapter 11 Plan and each such assumption is binding and effective and in effect.

7.    Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

(a)    The execution and delivery by the Borrower of this Amendment are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational action;

(b)    The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower prohibited under the Loan Documents;

(c)    This Amendment has been duly executed and delivered for the benefit of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(d)    After giving effect to this Amendment, the representations and warranties contained in the Amended Loan Documents and the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty under the Amended Loan Documents or other Loan Documents already qualified as to materiality, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

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8.    Effect of Amendment. Except as set forth expressly herein, all terms of the Existing Loan Documents and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower (to the extent that the Borrower is a party thereto) to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, (i) operate as a waiver of any right, power or remedy of the Lenders under the Existing Loan Documents or any other Loan Document, (ii) constitute a waiver of any provision of the Amended Loan Documents or (iii) affect the terms and provisions of Part 3 of the Term Sheet except to the extent expressly provided for in the Term Sheet. Upon its effectiveness pursuant to the terms hereof, this Amendment shall constitute a Loan Document for all purposes of the Amended Loan Documents.

9.    Costs and Expenses. Without limiting the coverage or effect of any cost and expense terms contained in any other agreement, including, without limitation, any of the Loan Documents, the Existing Leases, the Macquarie Settlement, the Lease Amendments, any agreement and/or order approved by the Bankruptcy Court, the Borrower agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Administrative Agent, Security Agent and Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of outside counsel with respect thereto, all subject to Section 4.2 of the Term Sheet.

10.    Miscellaneous. Sections 11.1, 11.3, 11.4, 11.5, 11.6, 11.7, 11.9, 11.10, 11.11 and 11.12 of the Existing Credit Agreement are incorporated herein to this Amendment, mutatis mutandis, by reference as if fully set forth herein.

[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BRISTOW U.S. LLC

By	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Manager

MACQUARIE LEASING LLC
as a Lender

By	/s/ John Petkovic
	Name:	John Petkovic
	Title:	Attorney

MACQUARIE LEASING LLC
as a Lender

By	/s/ Sarah Johnston
	Name:	Sarah Johnston
	Title:	Attorney

[Signature Page to Omnibus Amendment]

MACQUARIE BANK LIMITED
as Administrative Agent and as Security Agent

By	/s/ Peter Burton
	Name:	Peter Burton
	Title:	Executive Director

MACQUARIE BANK LIMITED
as Administrative Agent and as Security Agent

By	/s/ Matthew Chapman
	Name:	Matthew Chapman
	Title:	Division Director

By its signature below, Bristow Group Inc. hereby agrees to the amendments set forth herein and hereby ratifies and confirms its obligations under the Guaranty in all respects.

BRISTOW GROUP INC.

By	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

[Signature Page to Omnibus Amendment]